No.: Xin 2011105

House Lease Contract

Lessor (hereinafter referred to as Party A): Daqing High and New Technology Incubation Service Centre

Lessee (hereinafter referred to as Party B): Heilongjiang TYALS Co., Ltd.

Daqing High and New Technology Incubation Service Centre (Party A) gives priority to fostering and incubating the industrial high-end (such as new generation of information technology, new energies, new materials, energy conservation and environmental protection, manufacture of equipments, biology, automobile, etc.) and the technological projects or enterprises of high-end industrial fields as well as bringing in enterprises’ headquarters, research and development agencies and relevant high and new technology service enterprises.

Article I Subject Matter of Contract

Party A agrees to lease to Party B the incubator premises located at Room 101-107, 110, 201-240, Building 1#, Emerging Industrial Incubator (Park) as the place of scientific research, production and office and the total building area is 5,302.29 ㎡ (subject to the surveyed area). Both parties will also need to execute a house take-over document after the execution of this Contract.

Article II Lease Term

The lease term of this Contract is five years from April 18, 2011 to April 17, 2016.

Article III Payment of Fees

The house use fees will be charged annually according to building area. According to calculation, in 2011, Party B’s house rental is ¥572,647.00 yuan, property management fee ¥90,139.00 yuan, house heating fee ¥201,487.00 yuan and office shared water (electricity) fee ¥26,511.00 yuan. The above fees, ¥890,784.00 yuan in total (in words: eight hundred and ninety thousand seven hundred and eighty four yuan exactly), shall be paid in full prior to the execution and effectiveness of this Contract.

Party B shall, prior to April 01 of every year, pay up all the house use fees of the current year. If Party B fails to pay up all the house fees of the current year within the designated time, Party B will be deemed not to renew the house any more and Party B will take back without compensation the house used by Party B.

Article IV Deposit

In order to guarantee that the house, equipments and public facilities will not be subject to artificial damages and that the fees in connection with house use will not fall into arrears, Party B shall, at the time of execution of this Contract, pay to Party A 10% of the house use fees as deposit, namely ¥10,000.00 yuan in total (in words: ten thousand yuan). When Party B requires to return the house upon the termination of this Contract, Party A will refund such deposit without any interest after Party A has confirmed that Party B has settled up all fees and accepted the house returned by Party B and a house take-over document is executed. If, at the time of return, the house, equipment and/or public facilities are damaged and not restored by Party B or Party B defaults any house use fees, the deposit will be used to offset.

Article V Party A’s Rights and Obligations

(I) To guarantee that the ownership of the house is clear. Any property dispute in connection with Party A will be settled by Party A through negotiation.

(II) To deliver timely the house rented by Party B and ensure normal use.

(III) Responsible to inspect regularly the house and ancillary facilities and undertake the costs of house overhaul caused not due to Party B’s use.

(IV) Having the right to carry out the supervision and examination in terms of safety and environmental protection upon the use of the house and the production operation activities of Party B.

(V) Having the right to take back the leased house which has become due or defaulted by Party B.

(VI) Having the right to adjust the house use fees according to actual circumstances during the lease term.

Article VI Party B’s Rights and Obligations

(I) Having the right to possess and use the house during the lease term.

(II) Not change the purpose of the house, and/or not provide or sublease to any third party the house.

(III) Being in strict compliance with the relevant stipulations of Party A, and may not engage in any illegal activities with the house.

(IV) Not change the structure of the house, decorate after partition, and/or install any air conditioner, board or advertising sign without permission.

(V) Not change water, electricity or heating facilities without permission.

(VI) Not use electric stove, electric heater or any other high-power electric equipment or gas-fired stoves without permission.

(VII) Not stick or hang randomly on outdoor walls or doors or windows.

(VIII) Upon the expiration of the lease term, Party B shall return to Party A the house without damage. The house that is decorated through partition by Party B with Party A’s consent shall be demolished by Party B to restore to original conditions. Or the decoration is kept with Party A’s consent and will be vested in Party A.

(IX) During the lease term, general daily maintenance will be undertaken by Party B at its own cost (general daily maintenance refers to the natural aging or artificial damage of indoor doors and windows, keys, lamps, socket, switches, water supply, heating valves, etc).

(X) To submit to Party A company statistics statement as scheduled.

Article VII Dissolution of Contract

(I) During the lease term, neither Party A nor Party B may dissolve this Contract without any reason. If Party A must take back the house due to a special cause, Party A shall notify Party B one month in advance and refund to Party B the balance of house use fees and the aforesaid deposit. If Party B must return the house due to a special cause, Party B must complete a house return application one month in advance. Party B may return the house with Party A’s consent and 20% of the balance of the house use fees will be deducted as penalty.

(II) In case of any of the following circumstances of Party B, Party A has the right to dissolve the Contract and take back the house:

1.	Demolishing or changing the structure of the house or changing the purpose of the house without permission;

2.	Party B fails to carry out substantial work over two months after the house is delivered to Party B for use, does not pay rental for accumulated two months, and/or fails to submit company statistics statement as scheduled;

3.	Being engaged in any illegal activities with the house; or

4.	Damaging the house on purpose.

(III) If the Contract must be terminated due to national construction, governmental removal or force majeure, the Contract will be dissolved according to law.

Article VIII Liabilities for Breach of Contract

(I) Where either fails to perform its any obligations hereunder, or violates national laws and regulations or any other agreement by and between both parties, all loss arising out thereof will be borne by such party.

(II) If Party A fails to deliver the house on schedule, Party A shall pay to Party B a penalty equal to 2% of the monthly use fees for each overdue day. If Party B fails to pay any house use fees on schedule, Party B shall pay to Party A an overdue fine equal to 2% of the monthly use fees for each overdue day.

(III) If Party B decides not to renew this Contract upon the expiration of the lease term, Party B shall spare and return the entire house within 10 days after the expiration of the lease term.

(IV) If the house is damaged and losses is caused due to any force majeure, both parties will undertake no liabilities mutually. If Party B suffers any losses for its any relevant equipments due to the equipment failure of the water, electricity, heating, gas and/or networks communications providers, both parties will undertake no liabilities mutually.

Article IX Supplementary Agreement

In respect of the maintenance and reconstruction of the Science and Technology Enterprise Park, any such enterprise as is arranged temporarily to settel in the emerging industrial incubator shall undertake to submit to the arrangement of the Incubation Service Centre after the completion of such maintenance and reconstruction.

Any matter uncovered herein may be agreed by both parties in the form of supplementary agreement.

Article X Execution of Contract

(I) This Contract will come into force as soon as being signed by the legal representatives of both parties or the entrusted agents authorized by such legal representatives. Where an enterprise has not obtain business license yet, the founder of such enterprise may sign for and on behalf of the enterprise and the common seal will be stamped after industry and commerce registration of the enterprise.

(II) Any matter uncovered in this Contract or any supplementary agreement will be executed in accordance with relevant national laws and regulations and policies.

(III) Any dispute arising out during the performance of this Contract will be settled by both parties first through negotiation. In case no settlement can be reached, either party may bring a suit to the people’s court of the place where Party A is located.

(IV) This Contract is in four originals of the same legal force (each original has four pages), three for Party A and one for Party B.

Party A (Seal);

Principal of Park Office (Signature):

Principal of Incubation Service Centre (Signature):

Address:

Telephone:

Party B (Seal):

Legal Representative (Signature):

Entrusted Agent (Signature):

Address:

Telephone:

Date of Execution: April 09, 2011

Safety Guarantee Agreement

Party A: Daqing High and New Technology Incubation Service Centre

Party B: Heilongjiang TYALS Co., Ltd.

In order to guarantee a sound and safe office environment for Party B, Party A and Party B conclude the following Safety Guarantee Agreement through negotiation:

1.	Party A implements the system of 24-hour entrance guard, night patrol and visitor registration and Party B shall give cooperation. Party A will strictly examine the entry and exit of the personnel and things not of this building. Where an enterprise transports out any things and equipments, such enterprise must show to the entrance guard personnel the written certificate stamped with the common seal of the property unit. Such enterprise may transport out only with the approval of the park management committee of the Entrepreneurship Service Center.

2.	Both Party A and Party B shall strengthen security work. Party A is responsible for the security of the public area of this building and Party B for the security of the house. Both parties shall support mutually and cooperate closely.

3.	Party B is responsible to assist Party A in keeping the completeness of all facilities within the building, safety devices on equipments, protective covers, signal devices and safety barriers, and any one may not remove or damage. The things, equipments and facilities provided by Party A to Party B shall be kept complete and undamaged.

4.	Party B shall use power in strict accordance with the power supply capacity as stipulated and may not connect and use power and/or change circuit within the house without permission. Party B is forbidden to use electric stove, electric heater or any other high-power electric equipment or gas-fired stoves. If any violation of such stipulation causes the damage to power distribution equipments or fire incident, Party B shall undertake all liabilities and compensate all losses in addition to any punishment given in accordance with relevant stipulations. If Party B needs power capacity increase, Party B must go through the procedures of power capacity increase.

5.	Party B may not store in the building any inflammable, explosive, corrosive, poisonous or harmful things.

6.	Party B must, subject to the load requirements of each floor, carry out decoration and reconstruction and the storage of equipments and things. If the building is damaged due to overload, Party B shall undertake all liabilities and consequences.

7.	Party B shall, in strict compliance with the Administrative Regulations of Daqing City on Public Security and Fire Control, prohibit fireworks in the house and cherish fire control equipments and may not misappropriate fire control apparatuses randomly.

8.	Party B shall strengthen the safety education of its staff to cherish public property and facilities, observe hygiene regulations self-consciously, and not to throw wastes, lumber rubbish and/or park randomly. Party B shall keep the indoors clear, channels smooth and all things placed neat and tidy.

9.	The principal of Party B will act as the first safety principal of the area used by Party B and appoint special personnel to take charge of safety work and keep in touch with Party A in terms of safety work. If any violation of relevant safety management stipulations by Party B causes any safety incident, Party B shall undertake all liabilities and compensate all losses.

10.	Any matter uncovered herein shall be settled by both parties through negotiation.
11.	This Agreement is in four originals of the same legal force, three for Party A and one for Party B.

Party A (Seal);

Principal of Park Office (Signature):

Address: Daqing Emerging Industrial Incubator

Principal of Incubation Service Centre (Signature):

Telephone:

Party B’s Representative (Signature and Seal):

Principal (Signature):

Address:

Entrusted Agent (Signature):

Telephone:

Date of Execution: April 09, 2011